UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUSANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 1, 2017

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware, 19899

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 7.01Regulation FD Disclosure.

On December 1, 2017, The Chemours Company (the “Company”) issued a press release regarding the Company’s investor day and its outlook for 2018.  A copy of the press release is furnished herewith as Exhibit 99.1. A reconciliation of non-GAAP financial measures to GAAP financial measures is furnished herewith as Exhibit 99.2.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Item 8.01Other Events.

On December 1, 2017, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.17 per share on the Company’s common stock for the first quarter of 2018. The dividend will be paid on March 15, 2018 to stockholders of record as of the close of business on February 15, 2018.

The Company also announced that its Board of Directors authorized a $500 million share repurchase plan. The authorization extends through the end of 2020 and may be suspended or discontinued at any time. Under the repurchase program, the Company is authorized to repurchase shares through open market purchases or otherwise in accordance with applicable federal securities laws, including through Rule 10b5-1 trading plans and under Rule 10b-18 of the Exchange Act. The number of shares to be purchased and the timing of any purchases will be determined at management’s discretion.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1Press release dated December 1, 2017.

99.2Reconciliation of non-GAAP financial measures to GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:/s/ Mark E. Newman
Mark E. Newman
Senior Vice President and
Chief Financial Officer

Date:December 1, 2017